UNITED STATES	OMB APPROVAL
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TIAA-CREF MUTUAL FUNDS

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TIAA-CREF MUTUAL FUNDS
730 Third Avenue
New York, New York 10017-3206

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS — DECEMBER 5, 2005

This notice is being given to the shareholders of the TIAA-CREF Mutual Funds (each, a “Fund” and collectively, the “Funds”).

The Funds will hold a special meeting of their shareholders at 730 Third Avenue, New York, New York, on the 18th floor, on December 5, 2005 at 4:00 PM. The agenda for the special meeting is:

1.	To elect Trustees to serve until their successors are elected and qualified;

2.	To ratify the selection by the Board of Trustees of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the year ending December 31, 2005; and

3.	To address any other business that may properly come before the special meeting.

The Board of Trustees of the Funds has set October 4, 2005, as the record date for determining the number of votes entitled to be cast. You may vote at the special meeting only if you were a shareholder of the Funds, as applicable, as of October 4, 2005.

By order of the Board of Trustees of the Funds,

E. Laverne Jones
Secretary

Please vote as soon as possible before the special meeting, even if you plan to attend the meeting. You can vote quickly and easily by telephone, through the Internet, or by mail. Just follow the simple instructions that appear on your enclosed proxy card. Since we can’t hold the meeting unless a quorum is reached, please help the Funds avoid the expense of a follow-up mailing by voting today!

If you plan to attend the meeting, please call 1 877-535-3910 ext. 2440 to obtain an admission pass.

October 31, 2005

TIAA-CREF MUTUAL FUNDS

Proxy Statement for Special Meeting
to be Held on December 5, 2005

The Board of Trustees of the TIAA-CREF Mutual Funds (each, a “Fund” and collectively, the “Funds”) has sent you this proxy statement to ask for your vote on the agenda items presented herein.

The accompanying proxy will be voted at a special meeting of the shareholders of the Funds being held on December 5, 2005 at 4:00 p.m. on the 18th Floor at 730 Third Avenue, New York, New York. This proxy statement was mailed to shareholders starting on or about October 31, 2005.

The shareholders of the Funds are being asked to vote on the following:

1.	To elect Trustees to serve until their successors are elected and qualified;

2.	To ratify the selection by the Board of Trustees of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the year ending December 31, 2005; and

3.	To address any other business that may properly come before the special meeting.

At this time, the Board of Trustees does not know of any other matters being presented at the meeting or any adjournments thereof.

How Do I Vote?
Please follow the voting instructions included as part of your proxy card.

Can I Cancel or Change My Vote?
You can change or cancel your vote by simply voting again — by executing and returning later-dated proxy cards, voting over the telephone, through the Internet, or by voting in person at the special meeting. If you attend the special meeting in person, then you can change or cancel your vote at any time up until the voting results are announced at the meeting. If you are voting by telephone, through the Internet, or by proxy card, then any changes or cancellations of your vote must be received by 4:00 p.m., New York Time, on December 4, 2005.

How Does a Proxy Work?
When you vote by proxy, you are instructing the agents named on the proxy card how to vote on your behalf at the meeting. If you don’t specifically instruct them otherwise, they will vote FOR the election of all nominees for Trustees of the Funds and FOR the ratification of the selection of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the year ending December 31, 2005. At this time, we don’t know of any other matters being presented at the meeting. If other matters are brought before the meeting, the proxy agents will vote the proxies using their own best judgment, as allowed by the proxy.

Who May Vote; How Many Votes Do I Get?
Shareholders of each of the Funds as of October 4, 2005 will be eligible to vote at the meeting on each item on the proxy ballot.

On October 4, 2005, there were issued and outstanding 965,224,882 shares of the Funds, consisting of the following number of shares of the following Funds:

International Equity Fund	33,970,844 shares
Growth Equity Fund	58,417,964 shares
Growth & Income Fund	40,878,723 shares
Equity Index Fund	40,477,317 shares
Social Choice Equity Fund	15,567,899 shares
Managed Allocation Fund	46,302,035 shares
Bond Plus Fund	47,599,832 shares
Short-Term Bond Fund	20,598,167 shares
High-Yield Bond Fund	30,232,311 shares
Tax-Exempt Bond Fund	19,022,202 shares
Money Market Fund	612,157,589 shares

The number of votes you have at the special meeting equals to the number of shares you own in each Fund of the Funds on October 4, 2005. We will count fractional votes. All shareholders of record on October 4, 2005 are entitled to elect Trustees.

How Many Shares Must be Represented for a Quorum or to Pass a Vote?
In order to hold the meeting and vote on the items on the agenda, we will need to have a quorum of shareholders present (in person or by proxy) at the meeting. A quorum means 10% of the votes that are entitled to be cast. In determining whether a quorum has been reached, abstentions and broker non-votes are counted as being present at the meeting.

If a quorum is not present at the meeting, or if a quorum is present at the meeting but sufficient votes to approve one or more of the proposed items is not received, or if other matters arise requiring shareholder attention, the persons named as proxies may propose and vote for one or more adjournments of the meeting in order to permit the solicitation of additional votes. Any of the proposals in this proxy statement may be voted on prior to any adjournment if sufficient votes have been received for a proposal and such a vote is otherwise appropriate.

Votes to elect the Trustees and to ratify the selection of the independent registered public accounting firm under Proposals 1 and 2, respectively, will be counted for the Funds collectively as a group and not on a Fund-by-Fund basis. The outcome of the election of Trustees vote will be decided by a plurality of the eligible votes present in person or represented by proxy. The selection of the independent registered public accounting firm will be ratified if this proposal receives more votes “for” than “against.” Abstentions and broker non-votes are not counted as a vote for or against one or more nominees for Trustee or for or against ratification of the independent registered public accounting firm, which means they will have no effect on these proposals.

I.  ELECTION OF TRUSTEES

PROPOSAL 1 — ELECTION OF TRUSTEES

The Board of Trustees unanimously recommends that the shareholders of the Funds vote for the election of all of the nominated Trustees.

We are holding elections of the Trustees in order to give you an opportunity to consider the people who oversee the Funds. We are also electing Trustees at this time in order to ensure that a sufficient number of Trustees have been elected by shareholders. (Generally, shareholders must have elected at least two-thirds of the Trustees.) At the meeting, you will be asked to elect the following nominees as members of the Board of Trustees (the “Board”) to serve until their successors are elected and qualified: Nancy L. Jacob, Willard T. Carleton, Eugene Flood, Jr., Howell E. Jackson, Bevis Longstreth, Bridget A. Macaskill, Maceo K. Sloan and Ahmed H. Zewail. The terms of the elected Trustees will be indefinite and the Board may appoint one or more new Trustees to fill vacancies on the Board that occur after this election, subject to certain limitations under the Investment Company Act of 1940, as amended (the “1940 Act”).

NOMINEES FOR BOARD OF TRUSTEES

INFORMATION CONCERNING THE NOMINEES

Below is information about the nominees. All of the nominees except Messrs. Flood and Jackson are currently Trustees of the Funds. All of the nominees currently serve as Trustees of the College Retirement Equities Fund (“CREF”), TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds, and the Management Committee of TIAA Separate Account VA-1 (collectively with the Funds, the “TIAA-CREF Fund Complex”).

Nancy L. Jacob, 62, has been President and Managing Principal of Windermere Investment Associates since 1997. She is also a member of the board of directors and the chairman of the investment committee of the Okabena Company. She was previously Chairman and Chief Executive Officer of CTC Consulting, Inc. (1994 – 1997) and Executive Vice President, U.S. Trust of the Pacific Northwest (1993 – 1996). Dr. Jacob received a B.A. from the University of Washington and a Ph.D. from the University of California, Irvine. Dr. Jacob has served as a trustee of CREF since 1979, as a Trustee of the Funds since 1997, and as chairman of the Board of the Funds since 2005.

Willard T. Carleton, 71, has been Professor of Finance Emeritus at the College of Business and Public Administration of the University of Arizona since 2001. From 1999 to 2001, he was the Donald R. Diamond Professor of Finance, and from 1984 to 1999 he was the Karl L. Eller Professor of Finance, at the University of Arizona. Dr. Carleton earned an A.B. and M.B.A. at Dartmouth College and an M.A. and Ph.D. from the University of Wisconsin. Dr. Carleton served as a trustee of CREF from 1980-1984, of Teachers Insurance and Annuity Association of America (“TIAA”) from 1984 – 2003, and has been a Trustee of CREF and of the Funds since 2003.

Eugene Flood, Jr., 49, has been President and Chief Executive Officer (since 2000) and a director (since 1994) of Smith Breeden Associates, Inc. Prior to joining Smith Breeden as President and CEO in 2000, he was a Portfolio Manager at Morgan Stanley Asset Management. Dr. Flood serves on the Visiting Committee for the Economics Department and the Dean’s Advisory Committee of the Massachusetts Institute of Technology’s Sloan School of Management, the Board of Visitors of the Fuqua School of Business of Duke University, Board of Visitors of the University of North Carolina at Chapel Hill and the Board of Directors of the Society of Quantitative Analysts. Dr. Flood has a Bachelor of Arts in Economics from Harvard University, and a Ph.D. in Economics from the Massachusetts Institute of Technology. He has been a trustee of CREF since 2005. Dr. Flood, whose nomination was recommended by a current Trustee, is a first-time nominee to the board of the TIAA-CREF Mutual Funds.

Howell E. Jackson, 51, has been on the faculty of the Harvard Law School since 1989, and has been James S. Reid, Jr. Professor of Law since 2004 and Vice Dean for Budget since 2003. Prof. Jackson has a B.A. degree from Brown University and a joint J.D./M.B.A. degree from Harvard University and has been a trustee of CREF since 2005. Prof. Jackson, whose nomination was recommended by a current Trustee, is a first-time nominee to the board of the TIAA-CREF Mutual Funds.

Bevis Longstreth, 71, is a retired partner of the law firm of Debevoise & Plimpton. Until 1997, he was a partner of the same firm, and from 1998 to 2001 he was Of Counsel to that firm. Mr. Longstreth served as a commissioner of the U.S. Securities and Exchange Commission from 1981 to 1984, and as an adjunct professor at Columbia University School of Law from 1994 to 1999. Mr. Longstreth is a member of the board of directors of AMVESCAP, PLC, and of Grantham, Mayo & Von Otterloo & Co., LLC (“GMO”). He is a member of the Standing Advisory Group of the Public Company Accounting Oversight Board (“PCAOB”) and a member of the finance committee of the Rockefeller Family Fund. He serves as a trustee of the New School University, and the Textile Museum, and is a member of the Advisory Board of the Center for Public Integrity. Mr. Longstreth received a B.S.E. from Princeton University and a J.D. from Harvard University. Mr. Longstreth has served as a trustee of CREF since 1996 and has been a Trustee of the Funds since 1997.

Bridget A. Macaskill, 57, was formerly the Chairman and Chief Executive Officer of Oppenheimer Funds, Inc. She joined Oppenheimer Funds, Inc. in 1983 and served in various capacities at that firm, being appointed Chief Operating Officer in 1989, President in 1991, Chief Executive Officer in 1995 and Chairman in 2000. Ms. Macaskill serves on the boards of directors of J Sainsbury plc and Prudential plc, and on the boards of a number of not-for-profit organizations. She also serves as Independent Consultant to Merrill Lynch, appointed under the terms of the Global Research Settlement, since 2003, and as principal, BAM Consulting. She received a B.S with honors from the University of Edinburgh. Ms. Macaskill has served as a Trustee of CREF and the Funds since 2003.

Maceo K. Sloan, 55, has been the Chairman, President and CEO of Sloan Financial Group, Inc. since 1991, Chairman, CEO and CIO of NCM Capital Management Group, Inc., since 1991, and Chairman and CEO, NCM Capital Advisers Inc., since 2003. Mr. Sloan is a director of SCANA Corporation and M&F Bancorp, Inc. Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from Georgia State University, and a J.D. from North Carolina Central University School of Law. Mr. Sloan has served as a trustee of CREF since 1991 and has been a Trustee of the Funds since 1997.

Ahmed H. Zewail, 59, has been the Linus Pauling Professor of Chemistry and Professor of Physics since 1996 and the Director of the NSF Laboratory for Molecular Sciences at the California Institute of Technology (Caltech), Pasadena since 1995. He serves on the boards of various national and international foundations and universities, and holds the Honorary Chair at the United Nations University. Dr. Zewail was awarded the 1999 Nobel Prize for his groundbreaking work in the development of femtoscience. He received a B.S. and M.S. from Alexandria University, a Ph.D. from the University of Pennsylvania, and numerous honorary degrees. Dr. Zewail has served as a Trustee of CREF and of the Funds since 2004.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve when the meeting is held, the persons designated as proxies may cast your votes for a substitute chosen by the current Board of Trustees.

Current Trustees, Nominees and Executive Officers

The following tables include certain information about the current Trustees and officers of the Funds, including positions currently held with the Funds, the length of office and time served, and principal occupations in the last five years. The table also includes the number of portfolios in the TIAA-CREF Fund Complex overseen by each Trustee and certain other directorships held by each of them. The table also includes information on the nominees for election as Trustees that have never served on the Board before. The first table includes information about the Trustees and nominees and the second table includes information about the Funds’ officers.

Disinterested Trustees and Nominees

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustees or Nominee for Trustee
Nancy L. Jacob Windermere Investment Associates 121 S.W. Morrison Street Suite 925 Portland, OR 97204 Age: 62	Chairman of the Board, Trustee	Indefinite term. Trustee since 1997.	President and Managing Principal, Windermere Investment Associates, 1997 – present. Formerly, Chairman and Chief Executive Officer, CTC Consulting, Inc., 1994 – 1997, and Executive Vice President, U.S. Institutional Funds of the Pacific Northwest, 1993 – 1998.	60	Director and Chairman of the Investment Committee of the Okabena Company (financial services).

Willard T. Carleton 4911 E. Parade Ground Loop Tucson, AZ 85712-6623 Age: 71	Trustee	Indefinite term. Trustee since 2003.	Professor of Finance Emeritus, University of Arizona, College of Business and Public Administration, 2001 – present. Formerly, Donald R. Diamond Professor of Finance, University of Arizona, 1999 – 2001, and Karl L. Eller Professor of Finance, University of Arizona, 1984 – 1999. Trustee of TIAA, 1984 – 2003. Trustee of CREF 1980 – 1984.	60	None

Eugene Flood, Jr. Smith Breeden Associates, Inc. Chapel Hill, North Carolina 27517 Age: 49	Nominee for Trustee	Nominated for an indefinite term.	President, Chief Executive Officer (since 2000) and a Director (since 1994) of Smith Breeden Associates, Inc.	60	None

Disinterested Trustees and Nominees  continued

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustees or Nominee for Trustee
Howell E. Jackson Harvard Law School Griswold 510 1525 Massachusetts Avenue Cambridge, Massachusetts 02138 Age: 51	Nominee for Trustee	Nominated for an indefinite term.	James S. Reid, Jr. Professor of Law (since 2004) and Vice Dean for Budget (since 2003) and on the faculty (since 1989) of Harvard Law School.	60	None

Bevis Longstreth Debevoise & Plimpton 919 Third Avenue New York, NY 10022-6225 Age: 71	Trustee	Indefinite term. Trustee since 1997.	Retired Partner, Debevoise & Plimpton. Formerly, Partner (1970 – 1981, 1984 – 1997) and Of Counsel (1998 – 2001) of Debevoise & Plimpton, Adjunct Professor at Columbia University School of Law, 1994 – 1999 and Commissioner of the U.S. Securities and Exchange Commission, 1981 – 1984.	60
Member of Board of Directors of AMVESCAP, PLC and Grantham, Mayo & Von Otterloo & Co., LLC (GMO) (investment management) and a member of the Standing Advisory Group of the Public Company Accounting Oversight Board (PCAOB) and the Finance Committee of the Rockefeller Family Fund.

Bridget A. Macaskill 160 East 81st Street New York, NY 10028 Age: 57	Trustee	Indefinite term. Trustee since 2003.	Independent Consultant to Merrill Lynch. Appointed under the terms of the Global Research Settlement, since 2003, and principal, BAM Consulting. Formerly, Chairman, Oppenheimer Funds, Inc., 2000 – 2001. Chief Executive Officer, 1995 – 2001; President, 1991 – 2000; and Chief Operating Officer, 1989 – 1995 of that firm.	60	Director, J Sainsbury plc (food retailer) and Prudential plc.

Disinterested Trustees and Nominees  continued

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee or Nominee for Trustee	Other Directorships Held by Trustees or Nominee for Trustee
Maceo K. Sloan NCM Capital Management Group, Inc. 2634 Durham-Chapel Hill Boulevard Suite 206 Durham, NC 27707 Age: 55	Trustee	Indefinite term. Trustee since 1997.	Chairman, President and Chief Executive Officer, Sloan Financial Group, Inc., since 1991; Chairman, CEO and CIO, NCM Capital Management Group, Inc., since 1991; and Chairman and CEO, NCM Capital Advisers Inc., since 2003.	60	Director, SCANA Corporation (energy holding company) and M&F Bancorp, Inc.

Ahmed H. Zewail California Institute Of Technology Arthur Amos Noyes Laboratory of Chemical Physics Mail Code 127-72 1200 East California Boulevard Pasadena, CA 91125 Age: 59	Trustee	Indefinite term. Trustee since 2004.	Linus Pauling Chair Professor of Chemistry and Professor of Physics, Caltech, since 1996; and Director, NSF Laboratory for Molecular Sciences (LMS), Caltech, since 1995.	60	None

Officers

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Herbert M. Allison, Jr. TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 62	President and Chief Executive Officer	Indefinite term. President and Chief Executive Officer since 2002.
Chairman, President and Chief Executive Officer of TIAA since 2002. President and Chief Executive Officer of CREF, the Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds and TIAA Separate Account VA-1 (these funds are collectively referred to as the “TIAA-CREF Fund Complex”) since 2002. Formerly, President and Chief Executive Officer of Alliance for LifeLong Learning, Inc., 2000 – 2002. President, Chief Operating Officer and Member of the Board of Directors of Merrill Lynch & Co., Inc., 1997 – 1999.

Gary Chinery TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 55	Vice President and Treasurer	Indefinite term. Vice President and Treasurer since 2004.
Vice President and Treasurer of TIAA and the TIAA-CREF Fund Complex since 2004. Vice President and Treasurer of Teachers Advisors, Inc, (“Teachers Advisors”), TIAA-CREF Investment Management, LLC (“Investment Management”), TIAA-CREF Individual & Institutional Services, LLC (“Services”), Teachers Personal Investors Services, Inc. (“TPIS”), TIAA-CREF Tuition Financing, Inc. (“Tuition Financing”) and TIAA-CREF Life Insurance Company (“TIAA-CREF Life”).

Scott C. Evans TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 46	Executive Vice President and Chief Investment Officer	Indefinite term. Executive Vice President since 1997. Chief Investment Officer since 2004.
Executive Vice President since 1997, and Chief Investment Officer of TIAA since 2004 and of the TIAA-CREF Fund Complex since 2003. President and Chief Executive Officer of Investment Management and Teachers Advisors. Director of Advisors and TIAA-CREF Life. Formerly, Executive Vice President, CREF Investments.

Officers continued

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
I. Steven Goldstein TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 53	Executive Vice President	Indefinite term. Executive Vice President since 2003.
Executive Vice President, Public Affairs, of TIAA and the TIAA-CREF Fund Complex since 2003. Formerly, Advisor for McKinsey & Company, 2003; Vice President, Corporate Communications for Dow Jones & Co. and The Wall Street Journal, 2001 – 2002; and Senior Vice President and Chief Communications Officer for Insurance Information Institute, 1993 – 2001.

E. Laverne Jones TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 56	Vice President and Corporate Secretary	Indefinite term. Vice President and Corporate Secretary since 1999.	Vice President and Corporate Secretary of TIAA and the TIAA-CREF Fund Complex since 1998.

Susan S. Kozik TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 48	Executive Vice President	Indefinite term. Executive Vice President since 2003.
Executive Vice President and Chief Technology Officer of TIAA and the TIAA-CREF Fund Complex since 2003. Formerly, Vice President of IT Operations and Services, Lucent Technologies, 2000 – 2003; and Senior Vice President and Chief Technology Officer, Penn Mutual Life Insurance Company, 1997 – 2000.

George W. Madison TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 52	Executive Vice President	Indefinite term. Executive Vice President since 2003.
Executive Vice President and General Counsel of TIAA and the TIAA-CREF Fund Complex since 2003. Formerly, Executive Vice President, Corporate Secretary, and General Counsel of Comerica Incorporated, 1997 – 2003.

Officers continued

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Erwin W. Martens TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 49	Executive Vice President	Indefinite term. Executive Vice President since 2003.
Executive Vice President, Risk Management, of TIAA and the TIAA-CREF Fund Complex since 2003. Director of Teachers Advisors, Services, TPIS, TIAA-CREF Trust Company, FSB (“Trust Company”), Tuition Financing and TIAA-CREF Life and Manager of Investment Management. Formerly, Managing Director and Chief Risk Officer, Putnam Investments, 1999 – 2003; and Head and Deputy Head of Global Market Risk Management, 1997 – 1999.

Frances Nolan TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 48	Executive Vice President	Indefinite term. Executive Vice President since 2000.
Executive Vice President, Client Services, of TIAA and the TIAA-CREF Fund Complex since 2000. President, Chief Executive Officer and Manager of Services. Director of TPIS, Trust Company, Tuition Financing and TIAA-CREF Life. Formerly, Executive Vice President, Retirement Services, CREF and TIAA, 2000 – 2003; Vice President, Eastern Division, 1994 – 2000.

Russell Noles TIAA-CREF 730 Third Avenue New York, New York 10017-3206 Age: 47	Vice President and Acting Chief Financial Officer*	Indefinite term. Acting Chief Financial Officer since 2005.
Vice President and Acting Chief Financial Officer of TIAA and the TIAA-CREF Fund Complex, Vice President of Teachers Advisors, TPIS, Tuition Financing and Investment Management and Services since 2005. Director of Teachers Advisors, TPIS, Tuition Financing and Manager of Investment Management and Services since 2005. Formerly Vice President, Internal Audit of TIAA and the TIAA-CREF Funds, 2004 – 2005; Vice President of Internal Audit of the St. Paul Companies, 2001 – 2004, of Qwest Communications, 2000 – 2001 and of US WEST, Inc., 1998 – 2000.

*	Elizabeth A. Monrad is currently on unpaid leave of absence from her duties as Executive Vice President and Chief Financial Officer of TIAA and the TIAA-CREF Fund Complex.

Officers continued

Name, Address and Age	Position(s) Held with the Funds	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Dermot J. O’Brien TIAA-CREF 730 Third Avenue NY 10017-3206 Age: 39	Executive Vice President	Indefinite term. Executive Vice President since 2003.
Executive Vice President, Human Resources, of TIAA and the TIAA-CREF Fund Complex since 2003. Director, TIAA-CREF Life and Trust Company. Formerly, First Vice President and Head of Human Resources, Global Fixed Income and International Private Client Divisions, Merrill Lynch & Co., 1999 – 2003; and Vice President and Head of Human Resources, Japan Morgan Stanley, 1998 – 1999.

Bertram L. Scott TIAA-CREF 730 Third Avenue New York, NY 10017-3206 Age: 54	Executive Vice President	Indefinite term. Executive Vice President since 2000.
Executive Vice President, Product Management, of TIAA and the TIAA-CREF Fund Complex since 2003. Chairman of the Board, President and Chief Executive Officer of TIAA-CREF Life. Director of TPIS and Trust Company. Manager of Services; President and Director of Tuition Financing. Member of the Board of Directors of Becton, Dickinson and Company (medical technology company). Trustee of the University of North Carolina Charlotte. President and Chief Executive Officer, Horizon Mercy, 1996-2000.

Trustee Equity Ownership

The following table includes information relating to equity securities beneficially owned by all current Trustees and nominees in the Funds and in all registered investment companies in the same “family of investment companies” as the Funds as of October 4, 2005. This family of investment companies includes all of the members of the TIAA-CREF Fund Complex.

Name	Dollar Range of Equity Securities in the Funds	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies in Family of Investment Companies
Nancy L. Jacob	None	Over $100,000
Willard T. Carleton	None	Over $100,000
Eugene Flood, Jr.	None	$10,001 – $50,000
Howell E. Jackson	None	$10,001 – $50,000
Bevis Longstreth	None	Over $100,000
Bridget A. Macaskill	None	Over $100,000
Maceo K. Sloan	None	Over $100,000
Ahmed H. Zewail	None	Over $100,000

Trustee Compensation

The following table sets forth the compensation paid to the Trustees for their service to the Funds and the TIAA-CREF Fund Complex for the fiscal year ended December 31, 2004.

Disinterested Trustees

Name	Aggregate Compensation from the Funds	Pension or Retirement Benefits Accrued as Part of the Funds’ Expenses	Total Compensation from TIAA-CREF Fund Complex[1]
Nancy L. Jacob	$1,709.22	$1,077.96	$79,250.00
Willard T. Carleton	$1,984.24	$1,077.96	$92,000.00
Martin J. Gruber[2]	$2,274.23	$1,077.96	$105,500.00
Bevis Longstreth[3]	$1,660.22	$1,077.96	$77,000.00
Bridget A. Macaskill	$1,746.63	$1,077.96	$81,000.00
Stephen A. Ross[2,3]	$1,908.92	$1,077.96	$88,500.00
Maceo K. Sloan[3]	$1,928.94	$1,077.96	$89,500.00
Robert W. Vishny[2]	$595.48	$541.01	$27,500.00
Ahmed H. Zewail[3,4]	$1,032.34	$805.50	$48,000.00

[1]	Includes fees attributed to service on the CREF, the Funds, TIAA-CREF Institutional Mutual Funds and TIAA-CREF Life Funds Boards and the Management Committee of TIAA Separate Account VA-1.

[2]	These are former Trustees.

[3]	This compensation, or a portion of it, was not actually paid based upon the prior election of the Trustee to defer receipt of payment in accordance with the provisions of deferred compensation plans for non-officer Trustees. Excluding this year’s deferrals, a total of $1,216,147.23 earned across the TIAA-CREF Fund Complex has been deferred for prior years’ service, including interest through December 31, 2004, for all Trustees who had elected to defer their compensation.

[4]	Dr. Zewail was appointed as a Trustee on June 16, 2004.

The Funds have a long-term compensation plan for non-officer Trustees. Currently, under this unfunded plan, an annual contribution of $75,000 is allocated to notional CREF and TIAA annuity accounts chosen by the Trustee. Benefits will be paid after the Trustee leaves the Board in a lump sum or in annual installments over 5, 10, 15 or 20 years, as requested by the Trustee. The Board may waive the mandatory retirement policy for the Trustees, which would delay the commencement of benefit payments until the Trustee eventually retires from the Board. Pursuant to a separate deferred compensation plan, non-officer Trustees also have the option to defer payment of their basic retainer, additional retainers, and/or meeting fees and allocate these amounts to notional TIAA and CREF accounts chosen by the individual Trustee. Benefits under that plan are also paid in a lump sum or annual installments over 5, 10, and 15 or 20 years, as requested by the Trustee, after the Trustee leaves the Board. The compensation table above does not reflect any payments under the long-term compensation plan.

Effective July 1, 2005, non-officer Trustees are compensated at the following rates: an annual retainer of $45,000; a Board and committee meeting fee of $1,800; an annual long-term compensation contribution of $75,000; a committee chair fee of $10,000; a Board chair fee of $15,000; and an Audit Committee member fee of $5,000. Trustee compensation reflects service to all of the investment companies within the TIAA-CREF Fund Complex and is prorated to those companies based upon assets under management. The level of compensation is evaluated regularly and is based on a study of compensation at comparable companies, the time and responsibilities required of the Trustees, and the need to retain and attract well-qualified Board members.

Committees

The Board has appointed the following standing committees, each with specific responsibilities for aspects of the Funds’ operations:

1.	An Audit Committee, which audits and examines the records and affairs of the Funds, as it deems necessary, using the Funds’ independent registered public accounting firm or others. The Audit Committee is charged with, among other things, approving the appointment, compensation, retention (or termination) and oversight of the work of the independent registered public accounting firm. The Audit Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/governance/comm charters.html. During 2004, the Audit Committee held seven meetings. The current members of the Audit Committee are Mr. Sloan (chair), Dr. Carleton, and Ms. Macaskill. Mr. Sloan serves as the audit committee financial expert.

2.	A Finance Committee, which oversees the management of the Funds’ investments, subject to appropriate oversight by the full Board of Trustees. During 2004, the Finance Committee held four meetings. The current members of the Finance Committee are Dr. Jacob (chair), Dr. Carleton, Mr. Longstreth, Ms. Macaskill, Mr. Sloan and Dr. Zewail.

3.	A Corporate Governance and Social Responsibility Committee, which addresses all corporate social responsibility and corporate governance issues, including the voting of proxies of portfolio companies of the Funds and the initiation of appropriate shareholder resolutions. During 2004, the Corporate Governance and Social Responsibility Committee held three meetings. The current members of the Corporate Governance and Social Responsibility Committee are Mr. Longstreth (chair), Dr. Carleton, and Dr. Zewail. The Corporate Governance and Social Responsibility Committee has adopted a formal written charter which may be found at www.tiaa-cref.org/governance/comm charters.html.

4.	An Executive Committee, which generally is vested with full Board powers between Board meetings on matters not specifically addressed by the full Board. During 2004, the Executive Committee held no meetings. The current members of the Executive Committee are Dr. Jacob (chair), Mr. Longstreth, and Mr. Sloan.

5.	A Nominating and Governance Committee, which nominates certain officers and the members of the standing committees of the Board, and recommends candidates for election as Trustees. The Committee was established in June 2004 as a successor to the Nominating and Personnel Committee. During 2004, the Nominating and Personnel Committee held five meetings and the Nominating and Governance Committee held three meetings. The current members of the Nominating and Governance Committee are Dr. Jacob (chair) and Mr. Longstreth. The charter for the Nominating and Governance Committee may be found at www.tiaa-cref.org/governance/comm charters.html.

Board Meetings

There were 12 meetings of the Board during 2004 and an additional 11 meetings from January 1, 2005 to September 15, 2005. All current Trustees attended at least 75% of the meetings of the Board and of the meetings of the Board committees on which they serve.

Trustee Nomination Process

The Funds solicit names of candidates for the Board from various sources as the Nominating and Governance Committee may determine appropriate. Those names are transmitted to the Nominating and Governance Committee for its review and consideration. The Committee may, from time to time, retain third party search firms to identify nominee candidates whose competencies meet criteria the Board deems important to the Funds. In addition, the Committee will entertain recommendations from current Trustees, the Funds’ shareholders and others. The Committee reviews the information submitted on the backgrounds and qualifications of those persons recommended. In considering current Trustees for renomination to the Board, the Committee will evaluate each Trustee’s Board and committee participation, contributions to the management of the Funds and attendance at Board and committee meetings. In preparing a slate of Trustee candidates, the Nominating and Governance Committee seeks to ensure broad, diverse representation of academic, business and professional views. Once the Committee reviews the candidates, it submits final nominations to the Board.

As vacancies arose on the Board this year, a third-party search firm was retained to assist the Nominating and Governance Committee in identifying candidates with qualifications appropriate to the Board’s current and future needs. In addition to candidates identified by the search firm, the Committee also considered candidates suggested by the Trustees and obtained by other means. The two new 2005 nominees, Eugene Flood, Jr. and Howell E. Jackson, were each recommended by current Trustees.

Recommendations From Shareholders Regarding Nominations

Shareholders may submit recommendations for candidates to the Board by forwarding the names and backgrounds of nominees to the Corporate Secretary’s office at 730 Third Avenue, New York, NY 10017-3206. These communications will be forwarded to the Board in accordance with policies concerning shareholder communications that have been approved by a majority of the Trustees.

Trustee Qualifications

The Board has determined that it should be comprised of individuals who can contribute sound business judgment to board deliberations and decisions, based on their relevant business, management, professional, academic or governmental service experience. Candidates for the Board should have reached a senior level in their chosen field, be of uncompromised integrity, and be able to fulfill their responsibilities as Trustees without conflict. The Board should reflect diversity of gender, race, age and experience and at least one Trustee should qualify as a financial expert for service on the Audit Committee. Each Trustee should be prepared to devote substantial time and effort to Board duties and should limit the number of their other board memberships in order to provide such service to the Funds. Candidates for the Board should be individuals with an understanding of and affinity for academia, and a demonstrated ability to work in a constructive manner with other Trustees and management.

When seeking to fill a specific opening on the Board, the Nominating and Governance Committee will consider the specific needs of the Board at the time to assure an overall balance and range of specialized knowledge, skills, expertise and diversity to provide the foundation for a successful Board.

A candidate for service as an independent Trustee must not be an “interested person” of the Funds, the Funds’ investment advisor, Teachers Advisors, Inc. (“Teachers Advisors”) or affiliates of Teachers Advisor as that term is defined in the 1940 Act, and must otherwise meet the independence requirements of the New York Stock Exchange or applicable rules. Each candidate must provide such information requested by the Funds as may be reasonably necessary to enable the Board to assess the candidate’s eligibility.

Shareholder Communications With Trustees

Letters or emails from shareholders addressed to the Board of Trustees or individual Trustees may be sent to the Corporate Secretary’s office at 730 Third Avenue, New York, NY 10017-3206. These communications will be forwarded to the Funds’ Chairman in accordance with policies concerning shareholder communications that have been approved by a majority of the independent Trustees.

II.  THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Trustees has unanimously approved the selection of PricewaterhouseCoopers LLP as the Funds’ Independent Registered Public Accounting Firm, and recommends that the shareholders of the Funds ratify the selection of that firm.

Ernst & Young LLP (“Ernst & Young”) served as an independent registered public accounting firm to the Funds for the year ended December 31, 2004. On February 28, 2005, the Board and the Audit Committee determined, and Ernst & Young agreed, that the relationship between Ernst & Young and the Funds would cease. Ernst & Young, the Board, and the Audit Committee concur that such a decision constitutes an indication by Ernst & Young that it declined to stand for re-appointment to serve as the Funds’ independent registered public accounting firm for the current fiscal year. At its February 28, 2005 meeting, the Board, including a majority of the independent Trustees, selected PricewaterhouseCoopers LLP (“PWC”) to serve as an independent registered public accounting firm for the Funds for the fiscal year ending December 31, 2005. PWC was selected following a competitive bidding process that had been initiated in November 2004 by TIAA and the TIAA-CREF Fund Complex.

In making their selection, the Board discussed with PWC all issues involving relationships among PWC, TIAA and the TIAA-CREF Fund Complex, and their affiliates, that could reasonably be thought to bear on PWC’s independence, and concluded that PWC was independent. PWC confirmed its independence to the Board. As part of this process, the Board considered that while PWC would also serve as the independent registered public accounting firm for TIAA and the Funds’ investment advisor, Teachers Advisors, Inc. (“Teachers Advisor”), this would not compromise PWC’s independence. They considered that this arrangement would produce a more cost-effective audit and received an agreement from PWC that the Board would be informed if any unprivileged material issues arose in the course of the audit of TIAA and its subsidiaries. Additionally, the Board took into consideration that the Funds’ and TIAA’s audits would be overseen by different PWC audit partners.

As the Funds’ independent registered public accounting firm, PWC will perform audits of the Funds’ financial statements. To maintain independence and avoid even the appearance of conflicts of interest, the Funds, as a policy, do not engage PWC for management advisory or consulting services.

Representatives of PWC will attend the meeting and be available at the meeting to respond to questions, but it is not expected that they will make any statement at the meeting. It is not expected that representatives of Ernst & Young will attend the meeting.

The reports of Ernst & Young for the two most recent fiscal years and the subsequent interim period through February 28, 2005 for the Funds contained no adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with its audits for the two most recent fiscal years and the subsequent interim period through February 28, 2005: (i) there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused them to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such fiscal years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Ernst & Young has been provided a copy of the above disclosures, which are made in response to Item 304(a) of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and Ernst & Young agrees with such disclosures.

Audit Fees

Ernst & Young’s fees for professional services rendered for the audit of the Funds’ annual financial statements for the years ended December 31, 2004 and December 31, 2003 were approximately $230,600 and $190,700, respectively.

Audit-Related Fees

No fees were paid to Ernst & Young for audit-related services rendered to the Funds for the fiscal years ended December 31, 2004 and December 31, 2003.

Tax Fees

Ernst & Young’s fees for professional services rendered to the Funds for tax compliance, tax advice, and tax planning for the fiscal years ended December 31, 2004 and December 31, 2003 were approximately $60,600 and $70,500, respectively.

All Other Fees

Ernst & Young had no additional fees with respect to the Funds.

Pre-Approval Policy

The Audit Committee has adopted a Pre-Approval Policy for External Audit Firm Services (the “Policy”). The Policy describes the types of services that may be provided by the independent registered public accounting firm to the Funds without impairing the firm’s independence. Under the Policy, the Audit Committee is required to pre-approve services to be performed by the Funds’ independent registered public accounting firm in order to ensure that such services do not impair the accounting firm’s independence. The Policy requires the Audit Committee to: (i) appoint the independent registered public accounting firm to perform the financial statement audit for the Funds and certain of its affiliates, including approving the terms of the engagement; and (ii) pre-approve the audit, audit-related and tax services to be provided by the independent registered public accounting firm and the fees to be charged for provision of such services from year to year.

All services provided by the independent registered public accounting firm to the Funds, Teachers Advisor, or its affiliates for the years ended December 31, 2004 and December 31, 2003 were pre-approved by the Audit Committee pursuant to the Policy.

Auditor Fees for Related Entities

The aggregate nonaudit fees by Ernst & Young for services rendered to the Funds, Teachers Advisor or affiliates of Teachers Advisor performing ongoing services to the Funds, including TIAA, for the year ended December 31, 2004 were $319,800, and for the year ended December 31, 2003 were $281,000. Ernst & Young’s aggregate fees for professional services rendered in connection with the audit of financial statements for TIAA and CREF and their affiliated entities for the year ended December 31, 2004 were $7,703,700, and for the year ended December 31, 2003 were $3,955,300. Ernst & Young’s aggregate fees for audit related-services provided to TIAA and CREF and their affiliated entities for the year ended December 31, 2004 were $204,800, and for the year ended December 31, 2003 were $171,000. Ernst & Young’s aggregate fees for tax services provided to TIAA and CREF and their affiliated entities for the year ended December 31, 2004 were $250,600, and for the year ended December 31, 2003 were $229,900.

III.  ADDITIONAL INFORMATION

Beneficial Ownership

As of October 4, 2005, the following persons or entities are known by the Funds to hold, as record holders, 5% or more of the outstanding shares of the following funds:

TIAA-CREF Managed Allocation Fund 730 Third Avenue New York, NY 10017
International Equity Fund	16.52%
Growth Equity Fund	20.98%
Bond Plus Fund	38.34%

SEI Private Trust Company (“SEI”)* One Freedom Valley Drive Oaks, PA 19456
* The following shares are held for the benefit of customers of TIAA-CREF Trust Company, FSB. If any particular customer individually owns 5% or more of a Fund, they are also reported separately below under their own name.
International Equity Fund	15.90%
Tax-Exempt Bond Fund	12.38%
Short-Term Bond Fund	40.49%
High-Yield Bond Fund	35.77%

TIAA-CREF Trust Company, FSB (“Trust Company”)** One Metropolitan Square 211 North Broadway, Suite 1000 St Louis, MO 63102
** These shares are held for the benefit of customers of the Trust Company by SEI and are included in the ownership totals for SEI noted above.
Tax-Exempt Bond Fund	14.44%
Short-Term Bond Fund	42.15%
High-Yield Bond Fund	38.88%

Charles Schwab & Co, Inc. 101 Montgomery Street San Francisco, CA 94104
International Equity Fund	5.02%
High-Yield Bond Fund	35.77%
Social Choice Equity Fund	22.49%
Equity Index Fund	12.09%

National Financial Services LLC P.O. Box 770001 Cincinnati, OH 45277
Short-Term Bond Fund	15.21%
Social Choice Equity Fund	5.45%

University of Chicago — Retirement Plan*** 956 East 58th Street Chicago, IL 60637
***These shares are also reported under the totals for SEI above because they are held through the Trust Company.
International Equity Fund	15.85%

Vanguard National Trust Company P.O. Box 709 Valley Forge, PA 19482
Social Choice Equity Fund	5.57%

As of October 4, 2005: (1) none of the current Trustees or nominees owned as much as 1% of the outstanding voting securities of any of the Funds; and (2) the current Trustees and officers, as a group, did not own more than 1% of the outstanding voting securities of any of the Funds.

The current Trustees and officers of the Funds, as a group, beneficially own less than 1% of each Fund’s shares.

Any person owning more than 25% of each Fund’s shares may be considered a “controlling person” of that Fund. A controlling person’s vote could have a more significant effect on matters presented to shareholders for approval than the vote of other Fund shareholders.

Investment Advisory and Distribution Arrangements

Teachers Advisors, Inc. (“Teachers Advisors”) manages the assets of the Funds. It is a subsidiary of TIAA that is registered as an investment adviser under the Investment Advisers Act of 1940.

The shares of the Funds are distributed by Teachers Personal Investors Services, Inc. (“TPIS”), a subsidiary of TIAA that is registered as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York membership corporation, owns all of the stock of TIAA.

The address for Teachers Advisors and TPIS is 730 Third Avenue, New York, New York 10017-3206.

IV.  OTHER MATTERS

Means of Soliciting Proxies

This proxy solicitation will be conducted mainly by mail and the Internet, but it may also be by any other method of electronic communication, or by personal interview. The Funds bear all their own expenses connected with soliciting proxies; the expenses are included in the administrative expenses that are paid for from the Funds’ net assets.

Proposals of Persons with Voting Rights

Any shareholder proposal to be included in the proxy statement for the Funds’ next special meeting must be received by the Funds within a reasonable period of time prior to that meeting. The Funds have no current plans to hold a special meeting in 2006.

Annual Reports

If you would like to view the most recent semi-annual and annual reports, you can visit the TIAA-CREF Website at www.tiaa-cref.org or use our online request form to order print versions electronically. Or, you can call 1 877 518-9161 or write to us at 730 Third Avenue, New York, New York 10017-3206. These reports are furnished to shareholders without charge.

Notes

Notes

Notes

Notes

Notes

Retail MF	A11069 (11/05)

P.O. BOX 9132 HINGHAM, MA 02043-9132
THREE EASY WAYS TO VOTE YOUR PROXY.
To vote by Telephone		To vote by Internet		To vote by Mail
1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Call 1-888-221-0697. Follow the recorded instructions.	1) 2) 3)	Read the Proxy Statement and have this Proxy card at hand. Go to Website www.proxyweb.com/TIAA-CREF Follow the on-screen instructions.	1) 2) 3) 4)	Read the Proxy Statement. Check the appropriate box on the reverse side. Sign and date the Proxy card. Return the Proxy card in the envelope provided.

IF YOU VOTE BY TELEPHONE OR INTERNET, DO NOT MAIL YOUR CARD.

TIAA-CREF MUTUAL FUNDS PROXY
SOLICITED BY THE BOARD OF TRUSTEES

By signing this form, I authorize Willard T. Carleton, E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at the TIAA-CREF Mutual Funds’ special meeting to be held on December 5, 2005 at 4:00 p.m. at 730 Third Avenue, New York, New York, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees; (ii) and FOR the ratification of the Board of Trustees’ selection of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

Date _______________________, 2005

Signature	(Sign in the Box)
When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate your full name and title.
TC MF - jl

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X PLEASE DO NOT USE FINE POINT PENS.

Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to MIS, TIAA-CREF’s tabulator, at 60 Research Road, Hingham, MA 02043. MIS has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot. If you vote by Internet or phone, your vote authorizes the proxies named on the front of your proxy card to cast your votes in the same manner as if you marked, signed, and returned your card. All votes cast by Internet, phone, or proxy card must be received by 4:00 p.m. (New York time) on December 4, 2005. If you vote via the Internet or phone, please do NOT mail back your proxy card.

The Board of Trustees Recommends a Vote FOR all proposals.

1.	To elect Trustees to serve until their successors are elected and qualified.	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
	(01) Nancy L. Jacob, (02) Willard T. Carleton, (03) Eugene Flood, Jr., (04) Howell E. Jackson, (05) Bevis Longstreth, (06) Bridget A. Macaskill, (07) Maceo K. Sloan, (08) Ahmed H. Zewail	[ ]	[ ]	[ ]

*(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark the box “FOR ALL EXCEPT” and write the number(s) of the nominee(s) on the line provided below.)

		FOR	AGAINST	ABSTAIN

2.	To ratify the selection by the Board of Trustees of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the fiscal year ending December 31, 2005.	[ ]	[ ]	[ ]

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

TC MF - jl

MANAGEMENT INFORMATION SERVICES
TOUCH TONE VOTING SCRIPT
DIRECTOR and AUDITOR PROPOSALS ONLY
(888) 221-0697

OPENING:

When connected to the toll-free number, shareholder will hear:

"Welcome. Please enter the control number located on the upper LEFT portion of your voter card.

When shareholder enters the control number, he/she will hear:

"Please enter the last 4 digits of your social security number ”

When shareholder enters the last 4 digits of their social security number, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

OPTION 1: VOTING AS MANAGEMENT RECOMMENDS

If shareholder elects to vote as management recommends on all proposals, he/she will hear:

"You have voted as the Board recommended. If this is correct, press 1. If incorrect, press 0."

If the shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

If shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.

MANAGEMENT INFORMATION SERVICES
10/31/2005

OPTION 2: VOTING OTHERWISE

If shareholder elects to vote the proposal separately, he/she will hear:

"Proposal 1: To vote FOR all nominees, press 1. To WITHHOLD from all nominees, press 9. To WITHHOLD from an individual nominee, press 0. Make your selection now."

If the shareholder votes FOR all nominees or WITHHOLDS from all nominees, the script moves to Proposal 2. If the shareholder elects to withhold from a specific nominee, he/she will hear:

"Enter the two-digit number that appears in front of the nominee's name you DO NOT wish to vote for."

And then,

"Press 1 to withhold from another nominee or Press 0 if you have completed voting on nominees."

When the shareholder has finished voting on Proposal 1, he/she will hear:

"Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 2, he/she will hear:

"Your vote has been cast as follows (vote is given). If this is correct, press 1. If incorrect, press 0."

If the shareholder presses 1, he/she will hear:

"If you have received more than one proxy card, you must vote each card separately. If you would like to vote another proxy, press 1 now. To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will hear:

"To vote as the ** Board recommends, press 1 now. To vote otherwise, press 0 now."

If shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:

"Thank you for voting."

Call is terminated.

MANAGEMENT INFORMATION SERVICES
10/31/2005

Internet Proxy Voting Service
Proxy Voting Form
TIAA-CREF MUTUAL FUNDS

I authorize Willard T. Carleton, E. Laverne Jones, and Maceo K. Sloan, singly or together, with power of substitution in each, to represent me and cast my vote at the TIAA-CREF Mutual Funds’ special meeting to be held on December 5, 2005 at 4:00 p.m. at 730 Third Avenue, New York, New York, and any adjournment or postponement thereof. They will vote as I instruct. If no directions are given, or if the instructions are contradictory, the proxies will vote (i) FOR the election of all listed nominees; (ii) and FOR the ratification of the Board of Trustees’ selection of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the fiscal year ending December 31, 2005.

To review the election materials, please click Proxy Statement.

The Board of Trustees Recommends a Vote FOR all proposals.

Proposal 1.	To elect Trustees to serve until their successors are elected and qualified. ¦ FOR all nominees ¦ WITHHOLD ALL ¦ FOR all nominees (Except as indicated)
	(01) ❒ Nancy L. Jacob (03) ❒ Eugene Flood, Jr. (05) ❒ Bevis Longstreth (07) ❒ Maceo K. Sloan	(02) ❒ Willard T. Carleton (04) ❒ Howell E. Jackson (06) ❒ Bridget A. Macaskill (08) ❒ Ahmed H. Zewail

Proposal 2.	To ratify the selection by the Board of Trustees of PricewaterhouseCoopers LLP to serve as the Funds’ independent registered public accounting firm for the fiscal year ending December 31, 2005.	¦ FOR ¦ AGAINST ¦ ABSTAIN

To receive an optional email confirmation, enter your email address here:

Press this button to	Submit	your Proxy Vote.

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